UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 3, 2022

Definitive Healthcare Corp.

(Exact name of registrant as specified in its charter)

Commission file number 1-40815

Delaware	86-3988281
(State of incorporation)	(I.R.S. Employer Identification No.)

550 Cochituate Rd

Framingham, MA 01701

(Address of principal executive offices)

(508) 720-4224

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On May 5, 2022, Definitive Healthcare Corp. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Item 2.02 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2022, the Company announced that on May 3, 2022 its Board of Directors (the “Board”) appointed Robert Musslewhite, the Company’s current President, to the position of Chief Executive Officer (“CEO”), effective August 1, 2022. Effective on August 1, 2022, Jason Krantz, the Company’s founder, Chairman of the Board and current CEO will step down from his role as CEO, and become Executive Chairman of the Board. Mr. Musslewhite will continue to serve as a member of the Board.

Mr. Musslewhite, 52, has served as President of the Company since October 7, 2021 and has served as a member of the Board since June 2021. Prior to joining the Company, Mr. Musslewhite was the CEO of OptumInsight, the health services business of Optum, from August 2019 through August 2021, Optum360, Optum’s medical billing and coding business from March 2019 to August 2019, and Optum Analytics and Advisory Board Research, which provides research on healthcare strategy, care delivery, and operations from 2017 to March 2019. Mr. Musslewhite also served as CEO of The Advisory Board Company from 2008 until 2017 and Chairman from 2013 to 2017, at which time The Advisory Board Company was acquired by Optum. Prior to joining The Advisory Board Company, Mr. Musslewhite was an Associate Principal with McKinsey & Company, a global management consulting firm. Mr. Musslewhite currently serves on the boards of directors of CoStar Group, Ascend Learning, and Iodine Software and is a member of the Economics Club of Washington D.C. Mr. Musslewhite received a J.D. from Harvard Law School and an A.B. in Economics from Princeton University.

For a discussion of disclosure required pursuant Item 404(a) of Regulation S-K, see “Certain Relationships and Related Person Transactions – Mr. Musslewhite” in Company’s Proxy Statement filed with the Securities and Exchange Commission on April 12, 2022, which section is incorporated by reference herein.

Musslewhite Employment Agreement

The Company entered into an Employment Agreement with Mr. Musslewhite, dated as of May 4, 2022 (the “Musslewhite Employment Agreement”). The Musslewhite Employment Agreement amends and restates Mr. Musslewhite’s prior employment agreement and sets forth certain terms of his employment as CEO of the Company commencing August 1, 2022. Pursuant to the terms of the Musslewhite Employment Agreement, Mr. Musslewhite will receive an annual base salary of $429,000. Mr. Musslewhite will also be eligible to receive an annual bonus based on achieving specified performance targets and other requirements, which may include his performance as CEO. The Musslewhite Employment Agreement provides that Mr. Musslewhite will also be granted restricted stock units (“RSUs”), including (i) 333,322 RSUs, that will be eligible to vest 30% on the first anniversary of May 4, 2022, followed by quarterly vesting of 7% per quarter until fully vested over the subsequent 30 months, (ii) 83,333 RSUs that will be eligible to vest 25% on the first anniversary of May 4, 2022, followed by quarterly vesting of 6.25% per quarter until fully vested over the subsequent three years and (iii) 125,000 RSUs that will be eligible to cliff vest at the end of a three year performance period based upon the Total Shareholder Return versus the Nasdaq Composite index of SaaS and Health Care Information Technology companies. Mr. Musslewhite is eligible for reimbursement of certain expenses and will be entitled to participate in the Company’s benefit plans that are generally available to the Company’s executive employees.

If we terminate Mr. Musslewhite’s employment without “cause” or Mr. Musslewhite terminates his employment for “good reason,” then we must provide Mr. Musslewhite with (a) continuation of regular payments of base salary for a period of twelve months; (b) payment of the annual bonus to be earned by Mr. Musslewhite during the twelve month period following the date of termination of employment at the greater of “target” or the average bonus paid over the prior two years, payable in a lump sum; (c) acceleration of the vesting of all forms of time-based equity awarded to Mr. Musslewhite by the Company at any time, that would otherwise have vested during the twelve-month period following the termination date; (d) for performance-based equity awards, to the extent performance goals are capable of being achieved during the twelve-month period following the termination date, such equity awards shall remain outstanding and eligible to vest during such twelve month period and, if such performance goals are not achieved, shall be forfeited; (e) payment for twelve months of COBRA coverage, if applicable; and (f) the annual bonus earned with respect to the prior fiscal year.

If during a Change of Control Period (as defined in the Musslewhite Employment Agreement), Mr. Musslewhite’s employment is terminated without cause, or Mr. Musslewhite terminates his employment with good reason, then we must provide Mr. Musslewhite with (i) continuation of regular payments of base salary for a period of eighteen months from the date of termination of employment; (ii) payment of 1.5 times the annual bonus at a level equal to the greater of the annual target bonus or the average of the bonuses paid in the last two calendar years (if such history exists) to be earned by Mr. Musslewhite during the twelve month period following the date of termination of employment, payable in a lump sum; (iii) acceleration of the vesting of all forms of equity awarded to Mr. Musslewhite by the Company or its affiliates at any time, treating for such purposes any performance-based equity awards as specified pursuant to the terms of the Musslewhite Employment Agreement; and (iv) payment for eighteen months of COBRA coverage, if applicable.

The Musslewhite Employment Agreement includes customary provisions requiring confidentiality, assignment of inventions and non-competition and non-solicitation of our employees during employment and one year thereafter.

Krantz Executive Chairman Agreement

The Company and Mr. Krantz entered into an Executive Chairman Agreement, dated as of May 4, 2022 (the “Krantz Executive Chairman Agreement”). The Krantz Executive Chairman Agreement supersedes Mr. Krantz’s existing employment agreement, except as otherwise explicitly provided in the Krantz Executive Chairman Agreement. The Krantz Executive Chairman Agreement provides that Mr. Krantz will continue to receive his current base salary during 2022 at the rate of $428,655 and will receive an annual base salary at the rate of 75% of such amount during 2023. During 2022, Mr. Krantz will also be eligible to receive an annual bonus based on the same metrics as are applicable to the Company’s CEO. For 2023, the annual bonus will be determined based on the same metrics as are applicable to the CEO, but taking into account Mr. Krantz’s reduced base salary. Mr. Krantz will also be granted RSUs equal to 75% of the annual ordinary course time-based and/or performance-based equity grants, as applicable, made to the Company’s CEO at the time that the Company makes annual ordinary course time-based and/or performance-based equity grants to its executive level employees in fiscal year 2023 (including but not limited to the annual ordinary course fiscal year 2023 grants of RSUs and performance-based RSUs made to the Company’s CEO). Any such time-based RSUs will vest based upon Mr. Krantz’s continued employment and in the case of performance-based RSUs, based upon such performance metrics as may be determined by the Board. The Krantz Executive Chairman Agreement includes customary provisions requiring confidentiality, assignment of inventions and non-competition and non-solicitation of our employees during employment and for two years thereafter.

The foregoing is not a complete description of Mr. Musslewhite’s Employment Agreement or Mr. Krantz’s Executive Chairman Agreement and is qualified in its entirety by reference to the full text and terms of the Employment Agreement and Executive Chairman Agreement, respectively, which are filed as Exhibit 10.1 and 10.2 to this current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosures

On May 5, 2022, the Company issued a press release announcing the appointment of Mr. Musslewhite as the Company’s CEO and the transition of Mr. Krantz to Executive Chairman, effective August 1, 2022. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information furnished in this Item 7.01 on this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Amended and Restated Employment Agreement, dated as of May 4, 2022, by and among Definitive Healthcare, LLC, Definitive Healthcare Corp. and Robert Musslewhite

10.2	Executive Chairman Agreement, dated as of May 4, 2022, by and among Definitive Healthcare, LLC, Definitive Healthcare Corp. and Jason Krantz

99.1	Press Release dated May 5, 2022 (furnished herewith pursuant to Item 2.02)

99.2	Press Release dated May 5, 2022 (furnished herewith pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ David Samuels
Name:	David Samuels
Title:	Chief Legal Officer

Date: May 5, 2022